SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2013

Co-Signer, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 Mountain Vista Street, Suite C-1 , Henderson, NV	89014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 267-4461

Southern Products, Inc., 115 East Wilson Street, Unit B, Costa Mesa, CA 92627 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On August 12, 2013, we entered into a Merger Agreement (the “Merger Agreement”) with Co-Signer.com, Inc., a private Nevada corporation (“Co-Signer.com”), and our wholly-owned subsidiary, Co-Signer Acquisition Corp. Under the Merger Agreement Co-Signer.com merged with and into Co-Signer Acquisition Corp. In connection with the closing of this transaction, we acquired all of the issued and outstanding shares of Co-Signer.com, which resulted in the merged company becoming our wholly-owned subsidiary (the “Acquisition”).

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪	The holders of all of the capital stock of Co-Signer.com issued and outstanding immediately prior to the closing of the Acquisition exchanged their shares for a combination of 1,173,041 shares of our newly-designated Series A Convertible Preferred Stock, $51,440 in newly-issued 8% Secured Notes, warrants to purchase a total of 51,440 shares of our common stock at a price of $0.25 per share, and 23,000,000 newly-issued shares of our common stock.

▪	Following the closing of the Acquisition, 30,555,560 shares of common stock held by one of our former officers and directors, Edward Meadows, were canceled and returned to treasury.

▪	As a result, immediately following the Acquisition, there were 103,555,560 shares of our common stock issued and outstanding.

▪	In connection with the Acquisition, we assumed certain promissory notes in the total amount of $130,000.00 previously issued by Co-Signer.com. Three of these promissory notes are convertible into a total of 12,250,000 shares of our common stock.

As of the date of the Merger Agreement and currently, there are no material relationships between us or any of our affiliates and Co-Signer.com, other than with regard to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “Co-Signer,” “we,” “our” and “us” or similar terms, refer to Co-Signer, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to Co-Signer.com. Information about the Company and the principal terms of the Acquisition are set forth below.

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Acquisition

The Acquisition. On August 12, 2013, in accordance with the Merger Agreement, we acquired all of the issued and outstanding shares of Co-Signer.com, which resulted in Co-Signer.com becoming our wholly-owned subsidiary. In exchange for all of the issued and outstanding shares of Co-Signer.com, the shareholders of Co-Signer.com received a total of 1,173,041 shares of our newly-designated Series A Convertible Preferred Stock, $51,440 in newly-issued 8% Secured Notes, warrants to purchase a total of 51,440 shares of our common stock at a price of $0.25 per share, and 23,000,000 newly-issued shares of our common stock.

Prior to the time of the Acquisition, neither we nor Co-Signer.com had any options to purchase shares of capital stock outstanding. Additionally, prior to the time of the Acquisition, neither we nor Co-Signer.com had any warrants to purchase shares of capital stock outstanding.

There were 111,111,120 shares of our common stock outstanding before giving effect to the stock and debt issuances in the Acquisition and the cancellation of 30,555,560 shares by Mr. Meadows. Following these events, our issued and outstanding common shares were as follows:

Shares	Held by:
23,000,000	Co-Signer.com shareholders
80,555,560	Existing shareholders
103,555,560

In addition, the following new securities were issued to certain Co-Signer.com shareholders as a result of the Acquisition:

Security	Total amount	Common shares issuable upon exercise or conversion
Series A Convertible Preferred Stock	1,173,041 shares	5,865,205
8% Secured Notes	$51,440	n/a
$0.25 Warrants	51,440	51,440
		5,916,645

Series A Convertible Preferred Stock. Effective August 12, 2013, our Board of Directors voted to designate a class of preferred stock entitled Series A Convertible Preferred Stock, consisting of up to one million, five hundred thousand (1,500,000) shares, par value $0.001. The rights of the holders of Series A Convertible Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State, a copy of which is filed herewith as Exhibit 3.2. Under the Certificate of Designation, holders of Series A Convertible Preferred Stock will be entitled to a priority distribution of $0.514 per share in any distribution to shareholders upon winding up, dissolution, or liquidation. Holders of Series A Convertible Preferred Stock do not have any voting rights. Holders of our Series A Convertible Preferred Stock are entitled to receive cumulative dividends at an annual rate of five percent (5%) of the stated purchase price allocated to each shareholder. Dividends are payable semi-annually and may, at our option, be paid in shares of our common stock. Common Stock issued in payment of dividends shall be valued at a price per share equal to the average of the closing market prices for our common stock during five (5) trading days immediately preceding the due date for such payment. Holders of Series A Convertible Preferred Stock are also entitled, at their option, to convert their shares into shares of our common stock on at the rate of five (5) shares of common stock for each share of Series A Convertible Preferred Stock, subject to adjustment for common stock splits, dividends, or recapitalizations. In the event that (i) the volume weighted average price (VWAP) of our common stock is in excess of $0.30 per share for 10 consecutive trading days as determined by Bloomberg reporting, and (ii) the 90-day average daily trading volume of our common stock is above 100,000 shares, as determined by Bloomberg reporting, the Series A Preferred Stock will automatically be converted into the number of shares of common stock into which such shares of Series A Preferred Stock would be converted on the date of such occurrence. In connection with the Acquisition, we issued 1,173,041 shares of Series A Convertible Preferred Stock to a total of thirteen (13) former shareholders of Co-Signer.com.

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8% Secured Notes. In connection with the Acquisition, we also issued a total of $51,440 in 8% Secured Notes to a total of ten (10) former shareholders of Co-Signer.com. The 8% Secured Notes are due in five (5) years and accrue interest at an annual rate of eight percent (8%). Interest accrued under the 8% Secured Notes is due in semi-annual payments. All payments of interest due under the 8% Secured Notes may, at our option, be paid in shares of our common stock valued at a price per share equal to the average of the closing market prices for our common stock during five (5) trading days immediately preceding the due date for such payment. Our obligations under the 8% Secured Notes are secured by a lien on all of our assets granted under Article 9 of the Uniform Commercial Code.

$0.25 Warrants. Those former Co-Signer.com shareholders who received 8% Secured Notes in the Acquisition also received warrants to purchase a total of 51,440 shares of our common stock at a price of $0.25 per share, exercisable for five (5) years.

New common stock. Finally, three (3) former Co-Signer.com shareholders received a total of 23,000,000 newly-issued shares of our common stock in connection with the Acquisition.

The issuance of shares of our common stock, shares of our Series A Preferred Stock, 8% Secured Notes, and $0.25 Warrants to the former holders of Co-Signer.com’s capital stock in connection with the Acquisition was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was performed in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

Debt Obligations of Co-Signer.com assumed. In connection with the Acquisition, we agreed to assume the following promissory notes previously issued by Co-Signer.com:

•	Charles J. Kalina III Convertible Promissory Note - $5,000. This $5,000 note dated June 10, 2013, bears interest at a rate of eight percent (8%) per year, and is due on or before June 10, 2015. All principal and interest is due at maturity and we may pre-pay the note without penalty upon 30 days written notice. The note is convertible to common stock at a price of $0.00667 per share at the option of the holder.

•	Chiles Valley, LLC Promissory Note - $25,000. This $25,000 dated October 25, 2012 was due within six months and does not bear interest.

•	John Neal 8% Convertible Promissory Note - $10,000. This $10,000 note is dated June 3, 2013, bears interest at an annual rate of eight percent (8%), and is due on or before June 3, 2016. All principal and interest is due at maturity and we may pre-pay the note without penalty. The note is convertible to a total of 1,500,000 shares of common stock at the option of the holder.

•	Argent Offset, LLC 90 Day Promissory Note - $10,000. This $10,000 note is dated May 23, 2013 bears interest at annual rate of twelve percent (12%) and is due within ninety (90) days of its funding.

•	Robert and Suzanne Roysden Promissory Note - $15,000. This $15,000 Promissory note is dated June 12, 2013 and is due on or before August 12, 2013. The note does not bear interest but its principal balance includes a loan fee of $5,000 on funds in the amount of $10,000 actually advanced.

•	Finiks Capital, LLC Convertible Promissory Note - $65,000. This $65,000 note dated February 1, 2013, bears interest at a rate of five percent (5%) per year, and is due on or before February 1, 2015. All principal and interest is due at maturity and we may pre-pay the note without penalty upon 30 days written notice. The note is convertible to common stock at a price of $0.0065 per share at the option of the holder.
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A summary of the notes assumed as part of the Acquisition is set forth below:

Holder	Principal Amount	Shares issuable upon conversion
Charles J. Kalina	$5,000	750,000
Chiles Valley, LLC	$25,000	n/a
John Neal	$10,000	1,500,000
Argent Offset, LLC	$10,000	n/a
Bob and Suzie Roysden	$15,000	n/a
Finiks	$65,000	10,000,000
	$130,000.00	12,250,000

Prior to the Acquisition, there were no material relationships between us and Co-Signer.com, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

General Changes Resulting from the Acquisition. Following the Acquisition, we intend to carry on the business of Co-Signer.com as our primary line of business. We have relocated our principal executive offices to 6250 Mountain Vista Street, Henderson, NV 89014. Our telephone number is now (855) 267-4461.

The Acquisition and its related transactions were approved by each holder of Co-Signer.com’s common stock by written consent.

Description of Business

Company Overview

Co-Signer.com was incorporated on December 16, 2011 as a closely held Nevada corporation for the purpose of providing real estate financial services to tenants that were required to have a cosigner for their residential lease due to either no credit or those who had some credit issues. The service is marketed as an added-value proposition for tenant screening services, property management associations or as a direct service to property management companies and landlords willing to accept commercialized cosigning services for “good people with bad credit.”

Services

Co-Signer.com provides credit-challenged tenants with a cosigner while providing landlords a contracted rent payment guarantee for a specified number of months within a 12 month period for their specified properties, one lease at a time. This lease payment assurance program remains flexible with defaulted rent paid for either a 3-month or 6-month period of time within the 12-month contract period, depending upon the requirement or election of the landlord.

Co-Signer.com was established as a result of the 2008 financial and housing crises. Since the summer of 2007 to today, a large number of Americans have lost their jobs, their homes and/or their businesses resulting in having their personal wealth and credit scores severely reduced and damaging their credit history. Over this same time period, circumstances and events have occurred leaving more and more people unable to qualify for a residential lease. A recent survey by the Associated Press (July 2013) states that 80% of all adult Americans will experience near poverty or unemployment in their lifetime. As a result of these circumstances, the need to have someone cosign for a residential lease has increased. In the case of many tenants, the family and friends who would have cosigned for them a few years ago are now unable to do so.

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Co-Signer.com seeks to meet the increased need for lease cosigners with the concept of commercializing residential rent guarantees (cosigning) as a professional financial service on a tenant-fee paid basis. Our service replaces the traditional need to rely on family and friends to cosign on a lease with an affordable and professional service that benefits both tenant and landlord; similar to the very same type of service that has been a mainstay in Australia’s residential leasing industry for over the past twenty years. This surety service product directly benefits the landlord and those responsible for the collection of residential rents while being paid for by an independent second party, the tenant. Instead of looking for an individual to be their guarantor or co-signer, or having to pay a significantly larger security deposit or prepaid rent, a renter may qualify to purchase a lease guarantee from Co-Signer.com to satisfy the landlord's financial and credit requirements. Additional benefits are available to the paying tenant, including a credit reporting option on the tenant’s rent payments during the contract period.

Over the past twenty months, Co-Signer.com has continued to develop, refine and field-test its business model and rent guarantee programs in targeted markets across the United States. Upon the close of the second quarter of 2013, Co-Signer.com’s management believes that the company has a unique service ready to be distributed in the top twenty-five U.S. rental markets. Co-Signer.com utilizes special underwriting parameters through its proprietary online application and processing service, and provides a friendly and easy online landlord relations platform. Co-Signer.com seeks to be the premiere solution for residential cosigning services and provides this service line under Co-Signer.com brand name.

Based upon the acceptance by the real estate industry, it has experienced to date, the management of Co-Signer.com believes its business model is sustainable whether the contracted service is for a residential lease for a single family home or an apartment lease in a multiple unit complex. Co-Signer.com’s growth strategy is based on the expansion of its residential lease payment program and on bundling this program with tenant screening and residential placement services online.

Suppliers and Service Providers

In an exclusive website, database and IT services contract, Co-Signer.com retained Imagine Media Group, LLC, a high-level security approved U.S. military and government IT services provider, to develop and maintain its online presence, including database development, application processing and evaluation and an integrated tenant screening, sales and marketing program with all proprietary rights retained by Co-Signer.com. Imagine Media Group has been an experienced web site, database, and process developer for the banking, military and financial services industries for over the past 15 years. The agreement with Imagine Media Group was executed by LetUsCosign.com, Inc., a company previously acquired by Co-Signer.com. and renewed on July 1, 2013 for a period of three (3) years.

In an affiliate agreement dated February 14, 2012, Co-Signer.com contracted with National Tenant Network, Inc. (“NTN”) to provide tenant screening information and services through NTN’s online portal, www.NTNOnline.com and to exclusively market each other’s services to their clients and to the public. This annual agreement provides that Co-Signer.com will be the only rent guarantee service to be promoted by NTN through all of its marketing channels, including all online affiliates nationwide, while providing daily online tenant screening ratings to assist in the evaluation of tenants applying for Co-Signer.com’s services. This agreement is cancelable with a 30 day written notice. NTN is recognized as a leading tenant screening services for the single-family residential leasing business throughout the United States, and it has been awarded for its marketing campaigns at industry events and for its presence online within the property management industry. Co-Signer.com’s written agreement with NTN has formally expired, but NTN continues to provide tenant screening services under its terms.

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On May 15, 2013, Co-Signer.com signed a consulting agreement with a marketing architect to lead the final development and deployment of its sales and marketing strategy and expand its brand recognition in the top twenty-five U.S. rental markets. The marketing consultant has over 15 years of experience helping private investors and business owners audit, develop and manage their portfolio of business brands.

Expansion and Development

Co-Signer.com currently has provided services to about three dozen clients and approximately a dozen landlords and property management companies in targeted U.S. metropolitan markets. Co-Signer.com has developed a multi-level marketing plan to promote, sell and distribute its services to the following marketplaces and audiences:

•	Real estate brokers and realtors in the top 25 U.S. rental markets;

•	All realtors who service specialize in single-family and multi-residential short sales;

•	The top 500 property management companies in the U.S.;

•	The apartment association for each of the 50 U.S. states and the local chapters in the top 25 U.S. rental markets; and

•	The members of the National Association of Realtors, the National Apartment Association, and the National Association of Real Property Managers, an association specializing in the single-family home leasing industry.

Competition

In general, there are no competitors that have a national presence that provides residential lease guarantees and a few that have a regional presence or have restrictive limits to their residential lease programs. The five best-known competitors are Insurent®, Truquill™, EZLeaseRentals.com™, WeCosign.com®, and AON® Insurance.

Insurent® Agency Corporation (based in New York City, New York) is a closely held company that offers its Insurent® Lease Guaranty Program primarily through its web site (www.Insurerent.com). This program is now accepted in Washington D.C., Maryland, Virginia, Illinois, New Jersey, Massachusetts and New York with over 225,000 apartment units participating. The Insurent® Lease Guaranty Program is underwritten and issued by Argonaut Insurance Company.

Truquill™ (based in Chicago, Illinois) is a closely held company founded on March 4, 2011 that offers its Lease Payment Guaranty Program primarily through its web site (www.truquill.com). This program is accepted primarily in the Greater Chicago area with over 12,218 residential units participating spread over a few hundred properties. Truquill charges a $60.00 nonrefundable administrative fee, requires a unit has a minimum rent of $500.00 and charges a minimum of 150%% of the first month’s rent as a service fee which are higher minimums than Co-Signer’s. The Company has a limited online presence although it does most of its advertising online and on a very limited basis a print advertising program mostly through small ads and brochures distributed to realtors and property management companies.

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EZLeaseRentals.com™ (based originally in Houston, Texas, recently moved to Long Beach, CA) is a closely held company founded in early 2009 that offers its EZ Lease Rental Guarantee service to landlords and its cosigning services to tenants primarily through its web site (www.EZLeaseRentals.com) and through Google advertising and Adword efforts. The company does not charge an application fee and charges only for its services if they successfully place the tenant in a residential location. This program’s target market has been throughout the State of Texas with a focused marketing effort in its hometown of Houston.

WeCosign.com® (based in Santa Ana, California) is a California corporation founded in November 2007. WeCosign offers it’s cosign services to tenants and works with landlords throughout California and the nation. The company offers its service product primarily through its web site (www.WeCosign.com) and through Google advertising and Adword efforts. This program charges a $100.00 refundable application fee along with a $20.00 monthly administration fee along with a service fee of 10% of the monthly rent for the first 12 months of the lease. The company only offers a 12-month Rental Payment Guarantee contract that is a service product the most similar to that of Co-Signer’s.

Affinity Insurance Services, an AON® company (NYSE:AON) (based in Hatboro, Pennsylvania with its claims department in Roswell Georgia) is a New York corporation and wholly-owned subsidiary of Aon that markets and administers the Aon Rent Protect service product. Affinity specializes in developing customized insurance programs for professional groups with common interests, such as landlords, real estate professionals and property managers. . Aon Rent Protect is underwritten in the U.S. by the QBE America headquartered in New York, a division of QBE. Their targeted, regional approach provides niche products and tailored coverage serviced by local offices and support staffs who are experts in their areas. AON’s service product is insurance since landlords pay for this service on an annual per unit basis as opposed to the aforementioned surety products that our tenant-fee based. AON Rent Protect has become a prominent sponsor of various state chapters of the National Association of Realtors and other national organizations and has an active marketing presence in the major real estate and property management print publications and offers a affiliate program to realtors nationwide.

Government Regulation

In addition to those regulations applicable to businesses generally, Co-Signer.com may be subject to certain regulations if ever one of the fifty states insurance laws are amended to include surety service products for compliance. Currently there are no known legislatives efforts of this nature and, in California particularly, legislators have been supportive of this new surety service product and thus pre-empting momentarily any action by government to provide assistance to credit challenged renters.

Employees

Co-Signer currently has four employees, including our executive officers. It has been budgeted to grow the current staff levels as sales revenues increase and the demand on underwriting support increases.

Properties

Co-Signer.com leases approximately 1,000 square feet of office space in Henderson, Nevada and houses the marketing, underwriting and executive staff of the company. The lease provides an economic advantage because comparable space is more expensive in other metropolitan areas. The lease agreement is dated February 10, 2013 and has an initial term of one (1) year, with the option to renew for up to two additional periods of 24 months each. Total annual rent is $10,800, subject to inflation adjustments upon each renewal. It is projected that we will relocate our corporate headquarters to larger facilities by the end of 2013 to accommodate anticipated growth in staff and business operations.

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California plays a key role in the planned growth of Co-Signer.com due to the state’s unique economic conditions, consumer and tenant focused regulations, and the number of leased units in geographic area that are above the national average of rents. To that end, Co-Signer has a designated Director of Sales for Southern California, who is centrally located in Orange County, CA.

Significant Equipment

We do not intend to purchase any additional significant equipment for the next twelve months.

Risk Factors

Risks Relating to Our Business and Early Stage of Development

If we are unable to raise the required capital to expand our operations and market our services, our planned growth may be hampered and our business may fail.

We currently have little operating capital and will dependent on fundraising in order to expand our operations and market our services to a wider group of potential customers. We cannot assure you that we will have financing in the near future or on terms that are acceptable to us. Additional financing through public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our shareholders. Further, if sufficient capital is not available, we may be required to delay or reduce the scope of our plans to supply significant quantities of televisions and other consumer electronics to market.

Because we have a limited operating history and no established record of profitability, potential investors may not be able to evaluate our operations and prospects for profitable operations.

Our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. The business of our newly-acquired subsidiary, Co-Signer.com, Inc., has only been in operation for a short period of time and does not have an established revenue history upon which investors can gage our prospects for future sales or project our future results of operations. A substantial risk is involved in investing in our company because, as an early stage company, we have fewer resources than an established company, our management may be more likely to make mistakes at such an early stage, and we may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

Because we may have difficulty managing our growth, our ability to successfully expand our sales and revenues may be compromised.

We expect to experience growth in the number of our employees and customers, our level of sales, and the general scope of our operations. Our ability to manage this growth will depend upon, among other factors, our ability to broaden our management team; our ability to attract, hire and retain skilled employees; and the ability of our officers and key employees to continue to implement and improve our operational, financial and other systems, and to manage multiple, concurrent customer and service provider relationships such that our services are performed in a timely and satisfactory fashion. Our future success is heavily dependent upon achieving such growth and acceptance of our service. If we cannot manage this growth, it could have a material adverse effect on our business and we may not become profitable.

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If our application processing techniques do not accurately evaluate potential default risks, the default rate of our clients may exceed our expectations and cause significant operating losses.

Our application processing techniques are designed to evaluate the potential lease default risk of each of our applicants. Our application processing system has only operated for a limited period of time, however, and we do not have a large amount of data to evaluate the accuracy of our system. If our evaluation techniques cannot accurately evaluate potential default risks, the default rates of our clients may be higher than we have expected, and our operating losses may exceed our loss reserves. As a result, we may not be able to become profitable and may experience significant operating losses.

If we fail to maintain sufficient loss reserves, our business operations may fail.

In the event of a lease default by a tenant for whom we have co-signed, the landlord can request us to pay the missed rental payments pursuant our agreement.  As a result, we need to maintain sufficient loss reserves to cover such missed rental payments upon defaults. If our liability for missed rental payments exceeds our loss reserves, our business operation will be adversely affected and may fail.

If we are unable to broaden our network of landlords and property management companies, our plans for expansion will be adversely affected and we may not achieve significant revenue growth.

Thus far, we have worked with approximately a dozen landlords and property management companies in targeted U.S. metropolitan markets. Our plans for growth will depend upon our ability to rapidly expand the network of landlords and property management companies that use our tenant co-signer services. If we are not able to significantly increase the size of our landlord and property management network, our prospects for revenue growth will be limited.

If we cannot build brand awareness, we may not be able to compete effectively.

Our ability to expand and compete effectively will depend upon increasing development and awareness of our brand in the largest U.S. rental markets. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand in major rental markets, then our business, results of operations and financial condition could be adversely affected.

Risks Relating to Legal Uncertainty

If our services become subject to insurance regulations in one or more states, we may incur significant costs for regulatory compliance and our ability to expand our business may be severely affected.

We face some risk that the insurance laws of one or more states may be changed to regulate surety service products, like our tenant co-sign services, as insurance products. If new laws or regulations of this type are passed in one or more states with major rental markets, we could incur significant costs for regulatory compliance our ability to expand our business could be severely adversely affected.

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Risks Relating to Our Securities

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Investors may experience in attempting to liquidate such securities.

Description of Securities

Our authorized capital stock consists of 450,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Immediately following the Acquisition and the events reported herein, there were 103,555,560 shares of our common stock issued and outstanding and 1,173,041 shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

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In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.

Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Series A Convertible Preferred Stock. Our designated Series A Convertible Preferred Stock consists of up to one million, five hundred thousand (1,500,000) shares, par value $0.001. The rights of the holders of Series A Convertible Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State, a copy of which is filed herewith as Exhibit 3.2. Under the Certificate of Designation, holders of Series A Convertible Preferred Stock will be entitled to a priority distribution of $0.514 per share in any distribution to shareholders upon winding up, dissolution, or liquidation. Holders of Series A Convertible Preferred Stock do not have any voting rights. Holders of our Series A Convertible Preferred Stock are entitled to receive cumulative dividends at an annual rate of five percent (5%) of the stated purchase price allocated to each shareholder. Dividends are payable semi-annually and may at our option be paid in shares of our common stock. Common Stock issued in payment of dividends shall be valued at a price per share equal to the average of the closing market prices for our common stock during five (5) trading days immediately preceding the due date for such payment. Holders of Series A Convertible Preferred Stock are also entitled, at their option, to convert their shares into shares of our common stock on at the rate of five (5) shares of common stock for each share of Series A Convertible Preferred Stock, subject to adjustment for common stock splits, dividends, or recapitalizations. In the event that (i) the volume weighted average price (VWAP) of our common stock is in excess of $0.30 per share for 10 consecutive trading days as determined by Bloomberg reporting, and (ii) the 90-day average daily trading volume of our common stock is above 100,000 shares, as determined by Bloomberg reporting, the Series A Preferred Stock will automatically be converted into the number of shares of common stock into which such shares of Series A Preferred Stock would be converted on the date of such occurrence.

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Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have issued warrants to purchase 51,440 shares of our common stock at a price of $0.25, exercisable until August 12, 2018.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

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Trading Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the FINRA, and on the “OTCQB” tier of the electronic over-the-counter securities market operated by OTC Markets, Inc. Our shares have historically been quoted under the symbol “SNPD.” Beginning August 13, 2013, as a result of our name change to “Co-Signer, Inc.,” our shares will be quoted under the symbol “COSR.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending February 28, 2014
Quarter Ended	High $	Low $
May 31, 2013	$0.280	$0.060

Fiscal Year Ending February 28, 2013
Quarter Ended	High $	Low $
February 28, 2013	$0.490	$0.200
November 30, 2012	$0.550	$0.470
August 31, 2012	$0.750	$0.470
May 31, 2012	$0.670	$0.220

Fiscal Year Ended February 29, 2012
Quarter Ended	High $	Low $
February 29, 2012	$0.5625	$0.5625
November 30, 2011	$0.5625	$0.5625
August 31, 2011	n/a	n/a
May 31, 2011	n/a	n/a

The last sales price of our common stock was $0.10 per share on August 9, 2013.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer Co.

Directors, Executive Officers and Corporate Governance

Our current executive officers and directors are as follows:

Name	Age	Position(s) and Office(s) Held
Darren Magot	43	Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Darren M. Magot is our Chief Executive Officer, Chief Financial Officer, President, Treasurer and a member of our board of directors. Mr. Magot has nearly 20 years of selling experience leading teams in the accounting, utilities, and market research spaces. He is currently an AVP with United Sample where he has been for a year and a half. Before United Sample, Mr. Magot worked with Research Panel Asia for a year and Global Market Insight for five years ramping up their sales divisions. Mr. Magot has long been active with emerging companies, and has owned a number of business leveraging his sales and finance experience. Mr. Magot has a Finance degree from California State University, Chico and is active in many organizations in Southern California.

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Term of Office

Our Directors are appointed for a one year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended, vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. Our Board of Directors, which performs the functions of an audit committee, does not have a member who would qualify as an “audit committee financial expert” within the definition of Item 407(d)(5)(ii) of Regulation S-K. We believe that, at our current size and stage of development, the addition of a special audit committee financial expert to the Board is not necessary.

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Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

  The appropriate size of our Board of Directors;
  Our needs with respect to the particular talents and experience of our directors;
  The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
  Experience in political affairs;
  Experience with accounting rules and practices; and
  The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Code of Ethics

As of August 12, 2013, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Compensation Discussion and Analysis

At this time, we do not have any written employment agreements or other formal compensation agreements with our officers and directors. Compensation arrangements with our other future officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

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Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Edward Meadows, former President, CEO and Director	2013 2012	69,900 73,000	- -	- -	- -	- -	- -	425,000	494,900 73,000
Edward Wang, former Director and former COO	2013 2012	60,062 40,500	- -	- -	- -	- -	- -	170,957	231,019 40,500

Narrative Disclosure to the Summary Compensation Table

During the fiscal year ended February 28, 2013, we paid Messer’s Meadows and Wang cash salary of $69,900 and $60,062 and other compensation of $425,000 and $170,957, respectively. Other compensation to our officers included payment of previously accrued salaries in the amount of $546,500 and non-reimbursable travel expenses of $49,457 for a total executive compensation of $725,919. There were no unpaid balances due at February 28, 2013.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Edward Meadows, former officer	-	-	-	-	-	-	-	-	-
Edward Wang, former officer	-	-	-	-	-	-	-	-	-
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Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Meadows, former director	0	-0	-0	-0	-0	-0	-0
Edward Wang, former director	0	-0	-0	-0	-0	-0	-0

Narrative Disclosure to the Director Compensation Table

We do not currently provide any compensation to directors for their service as directors.

Employment Agreements with Current Management

We do not currently have any employment agreements in place with any of our executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our capital stock by each executive officer and director, by each person known by us to beneficially own more than 5% of any class of stock and by the executive officers and directors as a group. Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 103,555,560 shares common stock issued and outstanding as of August 12, 2013.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Darren Magot 6250 Mountain Vista Street Henderson, NV 89014	0	0%
	All Officers and Directors as a Group	0	0%

	Other 5% owners
Common	MCKEA Holdings, LLC(1) P.O. Box 8036 Huntington Beach, CA 92615	26,555,560	25.64%
Common	Finiks Capital, LLC(2) 28 Holly Lane Darien, CT 06820	20,000,000	19.31%

(1) Kristine L. Ault is the Managing Member of MCKEA Holdings, LLC and, in that capacity, has the authority to make voting and investment decisions regarding its common stock.

(2) James P. Hodgins is the Managing Member of Finiks Capital, LLC and, in that capacity, has the authority to make voting and investment decisions regarding its common stock.

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Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Certain Relationships and Related Transactions

With the exception of the Acquisition, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

SECTION 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Acquisition, our board of directors and a majority of our shareholders approved a change of our name to “Co-Signer, Inc.” In connection with the Acquisition, on August 12, 2013, our board of directors also voted to designate a class of preferred stock entitled Series A Convertible Preferred Stock, consisting of up to one million, five hundred thousand (1,500,000) shares, par value $0.001. With regard to the Series A Convertible Preferred Stock, reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SECTION 8 – Other Events

Item 8.01 Other Events

In connection with our name change, our common stock has been issued the following new trading symbol and CUSIP number:

Trading symbol:	COSR
CUSIP number:	18977U104
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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	Merger Agreement
3.1	Certificate of Amendment
3.2	Certificate of Designation for Series A Convertible Preferred Stock
10.1	Form of 8% Secured Note
10.2	Form of $0.25 Warrant
10.3	Client Service Contract with Imagine Media Group, LLC
10.4	Affiliate Agreement with NTN, Inc.
10.5	Lease Agreement for facility at 6250 Mountain Vista Street, Suite C-1
10.6	8% Convertible Promissory Note issued to Charles J. Kalina III
10.7	Promissory Note issued to Chiles Valley, LLC
10.8	8% Convertible Promissory Note issued to John Neal
10.9	90 Day Promissory Note issued to Argent Offset, LLC
10.10	Promissory Note issued to Robert and Suzanne Roysden
10.11	8% Convertible Promissory Note issued to Finiks Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Co-Signer, Inc.

/s/ Darren Magot

Darren Magot

President, Chief Executive Officer

Date: August 15, 2013

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